UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2018

INNOCAP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-153035	01–0721929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

112 N. Walnut Street PO Box 489 Jefferson, TX 75657-0489
(Address of principal executive offices) (zip code)

770-378-4180
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  OTHER EVENTS.

In November 2017, Innocap entered into an agreement with Solar Resources Inc. (“Solar”), a company in Singapore, to assist Solar to recover large shipments of tin from two sunken ships that are believed to be in the waters between Singapore, the Philippines, Indonesia and Malaysia.

The salvage ship was fully equipped at the end of May 2018. After leaving the harbor in Singapore to commence the salvage recovery effort, the ship’s equipment experienced unexpected mechanical problems that required it to return to harbor for repairs. Shortly after the repairs were completed, the seas in the area were hit with severe storms which limited the salvage ship’s ability to reach the salvage area and required it to refuel in Malaysia.

The salvage ship is now in the area of the seas outside the Philippines where one of the sunken ships is believed to be located.

No assurances can be given that the sunken ship will be found or that its contents will be consistent with reports describing such contents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Innocap, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2018

/s/ Paul Tidwell

Paul Tidwell

Chief Executive Officer